Exhibit 99.2

Global Preferred Holdings, Inc.

PROXY

This Proxy is Solicited by the Board of Directors

for a Special Meeting of Stockholders to be held on

May 10, 2005

The undersigned hereby appoints Edward F. McKernan and Bradley E. Barks as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated, all of the shares of common stock of Global Preferred Holdings, Inc. held of record by the undersigned, which the undersigned would be entitled to vote if personally present, at a Special Meeting of Stockholders to be held at the J.W. Marriott Lenox, 3300 Lenox Road, Atlanta, Georgia, at 4:00 p.m. local time and at any postponements or adjournments thereof, upon the proposal described in the accompanying Notice of Special Meeting and the Proxy Statement relating to the special meeting, receipt of which is hereby acknowledged. The shares represented by this proxy will be voted as directed by the stockholder.

Where provided, please sign exactly as the stockholder name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

Global Preferred Holdings, Inc.

May 10, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯Please detach along perforated line and mail in the envelope provided. ¯

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒
The shares represented by this Proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” Proposals 1 and 2.
		FOR	AGAINST	ABSTAIN

1. To authorize the sale of the entire issued and outstanding share capital of Global Preferred Re Limited (which comprises substantially all of the assets of Global Preferred Holding, Inc.)

    to GPRe Acquisition Corp. pursuant to the Agreement and

    Plan of Reorganization, dated as of December 30, 2004.

		☐	☐	☐

	2. To authorize the liquidation and dissolution of Global Preferred Holdings, Inc. pursuant to a Plan of Liquidation and Complete Dissolution.	☐	☐	☐

	Please check the box if you intend to attend the special meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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